Exhibit 4.1
SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
     THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and effective as of the last date set forth on the signature pages hereto (the “Amendment Date”) between Graphic Packaging Holding Company (f/k/a New Giant Corporation) (the “Company”), and Clayton Dubilier & Rice Fund V Limited Partnership (the “CDR Fund”), Jeffrey H. Coors (the “Family Representative”), Old Town S.A. (as successor in interest to EXOR Group S.A.) ( “Old Town”), TPG Bluegrass IV-AIV 1, L.P., TPG Bluegrass IV-AIV 2, L.P., TPG Bluegrass V-AIV 1, L.P., TPG Bluegrass V-AIV 2, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (collectively, the “TPG Entities” and together with the Company, the CDR Fund, the Family Representative, and Old Town, the “Parties”).
     WHEREAS, the Company, the CDR Fund, Old Town and the TPG Entities, along with certain other holders of the common stock, par value $0.01 per share of the Company, entered into that certain Registration Rights Agreement, dated July 9, 2007 (the “Agreement”);
     WHEREAS, the Parties wish to amend the Agreement, pursuant to Section 3.2 thereof, as set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby consent to the amendment of the Agreement as follows:
1. Amendments
     (a) The definition of “Registrable Securities” contained in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
     “Registrable Securities” means (a) all shares of Common Stock issued by the Company to the Family Stockholders, Field Holdings, Inc., the CDR Fund, Old Town and TPG Entities in connection with the Transactions, (b) all other shares of Common Stock that constituted and continue to constitute “Registrable Securities” as such term was defined under the Original Registration Rights Agreement or the Current Registration Rights Agreement, and (c) any securities issued or issuable with respect to any Common Stock referred to in the foregoing clauses (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split or reverse stock split, (iii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iv) otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a registration statement (other than a Special Registration pursuant to which such securities were issued by the Company) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) subject to the provisions of the third sentence of

Section 3.1(a), such securities shall be eligible for sale to the public pursuant to Rule 144(b)(1), , any stop transfer restrictions cancelled and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.
     (b) Section 3.1(a) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(a) If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act relating to any class of equity securities (other than a registration statement pursuant to a Special Registration), the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of a holder, the Company will deliver to such holder a written statement as to whether the Company has complied with such requirements. The Company will be under no obligation to issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective registration statement under the Securities Act (other than Form S-8 if the holder of such Registrable Securities is an Affiliate) or Rule 144, (ii) (A) the holder of such shares is not an Affiliate of the Company and (B) a period of one year has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company or (ii) (x) otherwise permitted under the Securities Act and (y) (A) the holder of such shares shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect and (B) the holder of such shares expressly requests the issuance of such certificates in writing.
2. Miscellaneous
(a)	The Agreement is modified only to the extent specifically set forth in this Amendment. All other binding paragraphs, provisions and clauses in the Agreement not modified by this Amendment shall remain in full force and effect as originally written. Any capitalized term used in this Amendment, which is not defined herein, shall have the meaning as defined in the Agreement.
(b)	In the event of inconsistencies between the terms and conditions of this Amendment and those of the Agreement, the terms and conditions of this Amendment shall control.

(c)	This Amendment may be executed in a number of counterparts, each of which, when so executed and delivered, shall be deemed as originals, and all of which shall constitute one and the same Amendment.
(d)	This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter set forth herein.
[signatures on following pages]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

GRAPHIC PACKAGING HOLDING COMPANY
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

Date: March 7, 2011

CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP
By:	/s/ Kevin J. Conway
	Name:	Kevin J. Conway
Title:

Date:

FAMILY REPRESENTATIVE
/s/ Jeffrey H. Coors
Jeffrey H. Coors

Date: 3/4/11

OLD TOWN, S.A.
By:	/s/ Pierre Partinet
	Name:	Pierre Partinet
	Title:	Managing Director

Date: February 22, 2011

TPG BLUEGRASS IV-AIV 1, L.P. By: TPG GenPar V, L.P. By: TPG GenPar V Advisors, LLC
By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Date:

TPG BLUEGRASS IV-AIV 2, L.P. By: TPG GenPar V, L.P. By: TPG GenPar V Advisors, LLC
By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Date:

TPG BLUEGRASS V-AIV 1, L.P. By: TPG GenPar V, L.P. By: TPG GenPar V Advisors, LLC
By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Date:

TPG BLUEGRASS V-AIV 2, L.P. By: TPG GenPar V, L.P. By: TPG GenPar V Advisors, LLC
By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Date:

TPG FOF V-A, L.P. By: TPG GenPar V, L.P. By: TPG GenPar V Advisors, LLC
By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Date:

TPG FOF V-B, L.P. By: TPG GenPar V, L.P. By: TPG GenPar V Advisors, LLC
By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

Date: